UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2021

C4 THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39567	47-5617627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 Arsenal Way, Suite 200 Watertown, MA		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 231-0700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CCCC	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On March 11, 2021, C4 Therapeutics, Inc. (the “Company”) issued a press release announcing its financial results and business highlights for the fourth quarter and fiscal year ended December 31, 2020. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 10, 2021, the Company’s Board of Directors (the “Board”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Glenn Dubin as a director, such election to be effective on the first business day after the date on which the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Mr. Dubin has been designated as a Class II director, to serve in accordance with the Company’s Amended and Restated By-Laws until the Company’s 2022 Annual Meeting of Stockholders and thereafter until his successor has been duly elected and qualified or until his earlier death, removal or resignation. Mr. Dubin is the Principal of Dubin & Co., a private investment company, and serves as a director of Castleton Commodities International LLC, a global merchant energy company active in the physical and financial commodity markets and infrastructure investing.

In connection with his election, the Company will grant to Mr. Dubin stock options to purchase up to 41,200 shares of the Company’s common stock under the Company’s 2020 Stock Option and Incentive Plan. One-third of this stock option award shall vest on the first anniversary of the date of grant, with the remainder vesting quarterly over the subsequent two years, provided, however, that all vesting shall cease if Mr. Dubin resigns from the Board or otherwise ceases to serve as a director of the Company prior to any such vesting date. In addition, in connection with his election, the Company entered into an indemnification agreement with Mr. Dubin in the same form as used with the Company’s other directors.

There are no arrangements or understandings between Mr. Dubin and any other persons pursuant to which he was selected as a director of the Company, and there are no transactions in which Mr. Dubin has an interest requiring disclosure under Item 404(a) of Regulation S-K other than as follows. In June 2020, Commodore Capital Master LP (“Commodore”) and DF Investment Partners LLC (“DFIP”), funds affiliated with Mr. Dubin, purchased 1,738,095 shares and 2,857,142 shares, respectively, of the Company’s Series B preferred stock at a price per share equal to $1.05 in connection with the Company’s Series B preferred stock financing. Every 8.4335 shares of the Company’s Series B preferred stock converted into one share of the Company’s common stock upon the completion of the initial public offering in October 2020 (“IPO”). Further, Commodore and DFIP purchased 275,000 shares and 325,000 shares, respectively, of the Company’s common stock in its IPO at the public offering price of $19 per share.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibits shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K (17 CFR 229.601) and Instruction B.2 to this form.

Exhibit Number	Description
99.1	Press release issued March 11, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C4 Therapeutics, Inc.

Date: March 11, 2021	By:	/s/ Andrew J. Hirsch
Andrew J. Hirsch
President and Chief Executive Officer